                                                                    EXHIBIT 99.1


                             [SIMMONS COMPANY LOGO]

                                                     Contacts:

                                                     Chris Tofalli
         FOR IMMEDIATE RELEASE                       Broadgate Consultants, Inc.
                                                     (212) 232-2222

                                                     William S. Creekmuir
                                                     Simmons Company
                                                     (770) 673-2625


                    SIMMONS COMPANY ANNOUNCES FOURTH QUARTER
                              AND FULL YEAR RESULTS

--------------------------------------------------------------------------------
ATLANTA, March 19, 2004 -- Simmons Company, a leading manufacturer of premium branded bedding products, today announced operating results for the fourth quarter and full year 2003, posting record adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the full year, on record sales.

On December 19, 2003, THL Bedding Company, an affiliate of Thomas H. Lee Partners ("THL"), acquired Simmons Holdings, Inc. ("Simmons Holdings"). Concurrent with the closing of the transaction, each of THL Bedding Company and Simmons Company merged with and into Simmons Holdings with Simmons Holdings continuing as the surviving corporation. Simmons Holdings was then renamed Simmons Company.

The financial results discussed for the quarter and the year ended December 27, 2003 represent the mathematical addition of the historical amounts for the Predecessor and the Successor periods as further discussed in the attached Notes to Condensed Historical Financial Data. This approach may yield results that are not strictly comparable on a period-to-period basis and are not indicative of the results that would actually have been obtained if the acquisition had occurred on September 28, 2003 or December 29, 2002.

For the year ended December 27, 2003, net sales increased $97.7 million, or 13.8%, to $806.3 million from $708.6 million for the year ended December 28, 2002. Wholesale segment bedding sales increased 12.5% to $741.0 million for 2003. The wholesale bedding sales increase was primarily due to a 5.6% increase in both unit shipments and bedding average unit selling prices compared to 2002. Sales for Simmons' retail operations increased $26.1 million, or 36.4%, to $97.9 million from $71.8 million in 2002.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said "We are delighted with our 2003 financial results and are off to a strong start with our new partners at Thomas H. Lee. Despite a sales process for the Company which consumed much of the second half of 2003, our management team and our associates were able to maintain our focus and our industry leadership enabling the Company to achieve record sales and adjusted EBITDA levels. Our wholesale segment sales growth rate was almost double that of the industry as reported by the International Sleep Products Association, enabling Simmons to gain market share. We are also pleased with the performance of our West Coast retail operations which reported a comparable store sales increase of 14.9% for 2003 versus 2002." For 2003, ISPA reported sales for the bedding industry increased 5.8%, comprised of 1.8% growth in unit shipments and a 3.9% increase in average unit selling price.

For the fourth quarter of 2003, net sales were $202.5 million compared to $166.6 million for the same period a year ago, a 21.6% increase. For the fourth quarter, wholesale bedding sales increased 20.9% to $185.3 million compared to $153.3 million in 2002. Wholesale bedding unit shipments and wholesale average unit selling prices increased 4.9% and 6.5%, respectively, in the fourth quarter of 2003 versus the prior year. For the fourth quarter of 2003, sales for Simmons' retail operations increased $6.3 million, or 33.8 %, driven by a comparable store sales increase of 13.3%.

For 2003, operating income declined to $2.1 million from $44.7 million in 2002. The 2003 operating income decline was impacted by several non-cash or non-recurring type charges for transaction expenses, variable stock compensation expense, purchase accounting adjustments related to the step-up of inventory to fair market value, and costs related to the opening and closing of manufacturing facilities, which in the aggregate totaled $95.9 million. Operating income in 2002 was negatively impacted by a $20.3 million fourth quarter goodwill impairment charge for one of our retail subsidiaries and by variable stock compensation expense of $15.6 million. Operating income, exclusive of transaction expenses, variable stock compensation expense, goodwill impairment charges, inventory step-up charges and plant opening and closure costs, increased $17.4 million, or 21.6%, to $98.0 million in 2003. For 2003, adjusted EBITDA, as defined in our new senior credit facility, was a record $124.3 million, an increase of $21.4 million, or 20.8%, versus the same period in 2002.

For the 2003 fourth quarter, operating loss was $57.4 million, compared to an operating loss of $5.9 million in the fourth quarter of 2002. Operating income for the fourth quarter, exclusive of transaction expenses, variable stock compensation expense, goodwill impairment charges, inventory step-up charges and plant opening and closure costs, was $21.6 million in 2003, an increase of $3.2 million, or 17.4%, from $18.4 million in 2002. For the 2003 fourth quarter, adjusted EBITDA was $27.9 million compared to $24.4 million in the prior year, a 14.6% increase.

Mr. Eitel continued, "In 2003, we continued to make progress in a number of strategic areas. We were able to outpace the industry growth rate by continuing to add new customers to supplement existing distribution and by increasing our average unit selling price by selling more premium-priced and larger-sized bedding. We also continued our focus on product innovation, most notably the rollout of our BackCare(R) 2003 product line, including our LivingRight(TM) Adjustable Foundations, and the introduction of our Beautyrest(R) 2004 product line, featuring our patent pending Pocketed Cable Coil(TM) technology. And, we made further strides toward improving our manufacturing network by starting construction on two new state-of-the-art bedding manufacturing facilities in Hazleton, PA and Waycross, GA." The Hazleton, PA facility commenced operations as scheduled on March 15, 2004, and the Waycross, GA facility is scheduled to begin production in the summer of 2004.

Mr. Eitel concluded, "I am extremely pleased with our strong 2003 financial performance, particularly given that the year began with a difficult economic environment and concluded with the distractions to our associates commonly related to the sale of a company. With the acquisition and the related debt financings behind us, we have turned our full attention to our strategic goals. I am excited about our outlook for the future. We have an excellent financial partner in Thomas H. Lee Partners, what I believe is the best management team in our industry, and a diverse line-up of quality products for our dealers that address the needs of consumers for a better night's sleep. We are encouraged by the growth in industry sales in recent months and increasing industry optimism as demonstrated by ISPA's recent increase of its 2004 sales growth forecast to 5.6%. Given our start to 2004, I am confident Simmons can continue to outpace the industry's growth rate in 2004."


The Company will webcast its 2003 financial results via a conference call on Wednesday, March 24, 2004, beginning at 11:00 a.m. Eastern Time. The webcast will be available at the Company's website www.simmons.com and will also be available for replay through April 17, 2004.


"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release includes forward-looking statements that reflect Simmons' current views about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations, and we expressly do not undertake any duty to update forward-looking statements, which speak only as of the date of this release. These factors include, but are not limited to: (i) expected benefits from our Better Sleep Through Science(R) philosophy; (ii) anticipated sales growth; (iii) success of new products; (iv) increased market share; (v) reduction of manufacturing costs and scheduled plant openings; (vi) generation of free cash flow and reduction of debt; (vii) changes in consumer confidence or demand; and (viii) other risks and factors identified from time to time in the Company's and its Predecessor's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2002, the Form 8-K dated September 16, 2003 which included restated 2002, 2001 and 2000 consolidated financial statements, the Form 10-Q for the first, second and third quarters of 2003, and the Form 10-K to be filed for 2003. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.









                                - Table Follows -

                        SIMMONS COMPANY AND SUBSIDIARIES
         CONDENSED HISTORICAL CONSOLIDATED STATEMENTS OF OPERATIONS (A)
                                 (IN THOUSANDS)
                           (PRELIMINARY AND UNAUDITED)




                                                                     Quarter Ended                       Year Ended
                                                                     -------------                       ----------
                                                               Combined        Predecessor       Combined        Predecessor
                                                              December 27,     December 28,     December 27,     December 28,
                                                                 2003              2002            2003              2002
                                                                 ----              ----            ----              ----
Net sales                                                     $ 202,495        $ 166,574        $ 806,333        $ 708,595
     Cost of products sold (a)                                  101,273           88,553          417,677          369,617
                                                              ---------        ---------        ---------        ---------
Gross profit                                                    101,222           78,021          388,656          338,978

Operating expenses:
     Selling, general and administrative expenses                83,696           59,531          295,137          257,142
     Non-cash variable stock compensation expense (b)            53,297            4,000           68,415           15,561
     Goodwill impairment                                             --           20,285               --           20,285
     Amortization of intangibles                                    376               68              617            1,246
     Transaction expenses (c)                                    21,271               --           22,399               --
                                                              ---------        ---------        ---------        ---------
                                                                158,640           83,884          386,568          294,234
                                                              ---------        ---------        ---------        ---------
Operating income (loss)                                         (57,418)          (5,863)           2,088           44,744
     Interest expense, net (d)                                   28,042            8,130           49,753           32,000
     Other expense, net                                             888              833            3,293            2,459
                                                              ---------        ---------        ---------        ---------
Income (loss) before income taxes and minority
   interest in loss                                           $ (86,348)       $ (14,826)       $ (50,958)       $  10,285
                                                              =========        =========        =========        =========

Net income (loss)                                             $ (67,824)       $ (14,760)       $ (41,286)       $    (611)
                                                              =========        =========        =========        =========

Adjusted EBITDA                                               $  27,901        $  24,354        $ 124,296        $ 102,897
                                                              =========        =========        =========        =========

Adjusted EBITDA:
   Net income (loss)                                          $ (67,824)       $ (14,760)       $ (41,286)       $    (611)
   Interest expense                                              28,105            8,173           49,955           32,194
   Amortization of intangibles                                      376               68              617            1,246
   Depreciation and other amortization expense                    5,526            4,921           22,107           17,804
   Income tax expense (benefit)                                 (18,524)           1,130           (9,672)          12,005
   Goodwill impairment charge                                        --           20,285               --           20,285
   Minority interest in loss                                         --           (1,196)              --           (1,109)
                                                              ---------        ---------        ---------        ---------

        EBITDA                                                  (52,341)          18,621           21,721           81,814

   Non-cash variable stock compensation                          53,297            4,000           68,415           15,561
   Transaction related expenditures, including cost of
       product sold                                              22,998               --           24,126               --
   Plant opening, closing costs                                   2,750               --            3,343               --
   Management fees and other                                      1,197            1,733            6,691            5,522
                                                              ---------        ---------        ---------        ---------

         Adjusted EBITDA (e)                                  $  27,901        $  24,354        $ 124,296        $ 102,897
                                                              =========        =========        =========        =========

See Notes to Condensed Historical Financial Data

                        SIMMONS COMPANY AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS (A)
                                 (IN THOUSANDS)
                           (PRELIMINARY AND UNAUDITED)


                                                                        December 27,          December 28,
                                                                            2003                 2002
                                                                            ----                 ----
ASSETS
Current assets:
     Cash and cash equivalents                                         $    3,670           $    6,686
     Accounts receivable, net                                              65,868               67,415
     Inventories                                                           31,355               23,472
     Other current assets                                                  32,153               33,353
                                                                       ----------           ----------
          Total current assets                                            133,046              130,926
                                                                       ----------           ----------

Property, plant and equipment, net                                         53,228               41,312
Goodwill, net                                                             792,230              180,779
Intangible assets, net                                                    159,199                7,243
Other assets                                                               45,416               50,771
                                                                       ----------           ----------
                                                                       $1,183,119           $  411,031
                                                                       ==========           ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Current maturities of long-term debt                              $    9,512           $   22,125
     Accounts payable and accrued liabilities                              95,968              105,846
                                                                       ----------           ----------
          Total current liabilities                                       105,480              127,971
                                                                       ----------           ----------

Long-term debt                                                            760,741              268,657
Other non-current liabilities                                              36,621               34,521
                                                                       ----------           ----------
     Total liabilities                                                    902,842              431,149
                                                                       ----------           ----------

Commitments and contingencies
Redemption obligation -- ESOP                                                --                 61,218


Stockholders' equity (deficit)                                            280,277              (81,336)
                                                                       ----------           ----------
                                                                       $1,183,119           $  411,031
                                                                       ==========           ==========


See Notes to Condensed Historical Financial Data

                        SIMMONS COMPANY AND SUBSIDIARIES
                 (NOTES TO CONDENSED HISTORICAL FINANCIAL DATA)


a) The Company's capital structure changed significantly as a result of the December 19, 2003 acquisition by THL and the concurrent refinancing of debt. Due to required purchase accounting adjustments relating to the transaction, the consolidated financial and other data for the period subsequent to the acquisition (the "Successor" period) is not comparable to such data for the periods prior to the acquisition (the "Predecessor" periods). For purposes of this press release, the results of operations for the quarter and year ended December 27, 2003 represent the mathematical addition of the historical amounts for the Predecessor period (September 28, 2003 through December 19, 2003) and the Successor period (December 20, 2003 through December 27, 2003) for the fourth quarter 2003, and the Predecessor period (December 29, 2002 through December 19, 2003) and the Successor period (December 20, 2003 through December 27, 2003) for fiscal year 2003, and are not indicative of the results that would actually have been obtained if the Acquisitions had occurred on September 28, 2003 or December 29, 2002. It should be noted that the "Combined" results for the quarter and year ended December 27, 2003 include eight days of the Successor period results. The Successor period results include $8.7 million, or 4.3% and 1.1%, respectively, of net sales for the fourth quarter and fiscal year 2003 and also include a $1.7 million charge for the step-up of inventory to fair market value, which had the effect of lowering gross profit by such an amount for both periods.

b) In accordance with change in control provisions of the Predecessor's stock options, all previous awards were settled in cash, resulting in additional compensation expense in the fourth quarter 2003.

c) Reflects non-recurring transaction expenses related to the Simmons acquisition by THL on December 19, 2003 and the Simmons acquisition of SC Holdings, Inc. on February 28, 2003.

d) Includes in the fourth quarter 2003 (i) $10.8 million in tender fees related to the early redemption of $144.9 million of 10.25% Senior Subordinated Notes; (ii) the write-off of $7.1 million of the remaining debt issuance costs related to debt repaid in connection with the THL acquisition; and (iii) the payment of $3.5 million in bridge loan commitment fees which were expensed.

e) Adjusted EBITDA (as defined in the New Senior Credit Facility) differs from the term "EBITDA" as it is commonly used. In addition to adjusting net income to exclude interest expense, income taxes and depreciation and amortization, adjusted EBITDA (as defined in the New Senior Credit Facility) also adjusts net income by excluding items or expenses not typically excluded in the calculation of "EBITDA" such as management fees, ESOP expenses, variable stock compensation expense, transaction expenses, etc. Adjusted EBITDA is presented herein because it is a material component of the covenants contained within our credit agreements. EBITDA does not represent net income or cash flow from operations as those terms are defined by generally accepted accounting principles and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.